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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

The Company or one of its wholly-owned subsidiaries beneficially owns the following percent of the outstanding capital stock, voting securities and interests of each of the corporations and limited partnerships listed below.

                                                                 STATE OR OTHER
                                                                JURISDICTION OF            PERCENT
NAME                                                             INCORPORATION              OWNED
-----------------------------------                             ----------------------------------
City Bank                                                          Hawaii                    100.0%
     CB Technology, Inc.                                           Hawaii                    100.0%
     Citibank Properties, Inc.                                     Hawaii                     99.9%
     ISL Capital Corporation                                     California                  100.0%
     Pacific Access Mortgage, LLC                                  Hawaii                     50.0%

Datatronix Financial Services, Inc.                                Hawaii                    100.0%

O.R.E., Inc.                                                       Hawaii                    100.0%

All subsidiaries were included in the consolidated financial statements of the Registrant.